SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

STAR GAS PARTNERS, L.P.

(Name of Registrant as Specified in its Charter)

Not applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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News Announcement

CONTACT:
Star Gas Partners	Robert Rinderman, Steven Hecht
Investor Relations	Jaffoni & Collins Incorporated
203/328-7310	212/835-8500 or SGU@jcir.com

FOR IMMEDIATE RELEASE

STAR GAS CORRECTS ADDRESS OF SPECIAL UNITHOLDER MEETING

IN PROXY STATEMENT SUPPLEMENTAL MAILINGS

STAMFORD, CT (March 21, 2006) – Star Gas Partners, L.P. (the “Partnership” or “Star”) (NYSE: SGU, SGH), a home energy distributor and services provider specializing in heating oil, announced today that the cover page of its March 17, 2006 supplement to its proxy statement and the March 13, 2006 letter accompanying the amended notice of the Special Meeting contained an incorrect address for the location of the Special Meeting of unitholders that will be held on March 28, 2006 at 11:00 a.m. local time. As specified in the amended notice of Special Meeting of unitholders, the Meeting will be held at the offices of Phillips Nizer LLP at 666 Fifth Avenue, New York, New York.

About Star Gas Partners

Star Gas Partners, L.P. is the nation’s largest retail distributor of home heating oil. Additional information is available by obtaining the Partnership’s SEC filings and by visiting Star’s website at www.star-gas.com.

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